                             CONTRIBUTION AGREEMENT

                          dated as of November 30, 1999

                                     between

                            PHOENIX TECHNOLOGIES LTD.

                                       and

                              INSILICON CORPORATION


                                TABLE OF CONTENTS

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                                                                                                                PAGE
ARTICLE I             DEFINITIONS................................................................................1

         Section 1.1.      Definitions...........................................................................1

         Section 1.2.      Internal References...................................................................5

ARTICLE II            CONTRIBUTION OF ASSETS AND ASSUMPTION OF LIABILITIES; ISSUANCE OF INSILICON SHARES.........5

         Section 2.1.      Contribution of Assets................................................................5

         Section 2.2.      Assignment and Assumption of Liabilities..............................................6

         Section 2.3.      Transfers Not Effected On or Prior to the Separation Date.............................7

         Section 2.4.      No Representations or Warranties; Consents............................................7

         Section 2.5.      Documents Relating to Transfer of Assets and Assignment and Assumption of
                             Liabilities.........................................................................8

         Section 2.6.      Issuance of inSilicon Shares..........................................................8

ARTICLE III           REPRESENTATIONS AND WARRANTIES.............................................................9

         Section 3.1.      Representations and Warranties of inSilicon...........................................9

         Section 3.2.      Representations and Warranties of Phoenix; Legends....................................9

ARTICLE IV            RIGHT OF FIRST OFFER......................................................................10

         Section 4.1.      Grant of Right of First Offer........................................................10

         Section 4.2.      Terms of Offer and Purchase..........................................................10

ARTICLE V             BRIDGE LOAN...............................................................................11

         Section 5.1.      Request for Advance..................................................................11

         Section 5.2.      Advances by inSilicon................................................................11

         Section 5.3.      Interest.............................................................................11

         Section 5.4.      Repayment............................................................................11

ARTICLE VI            MISCELLANEOUS.............................................................................11

         Section 6.1.      Expenses.............................................................................11

         Section 6.2.      Notices..............................................................................12

         Section 6.3.      Amendment and Waiver.................................................................12

         Section 6.4.      Counterparts.........................................................................12

         Section 6.5.      Governing Law........................................................................12

         Section 6.6.      Entire Agreement.....................................................................12

         Section 6.7.      Parties in Interest..................................................................12

         Section 6.8.      Exhibits and Schedules...............................................................13

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                                TABLE OF CONTENTS
                                   (CONTINUED)
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                                                                                                                PAGE
         Section 6.9.      Legal Enforceability.................................................................13

         Section 6.10.     Covenants of inSilicon...............................................................13

         Section 6.11.     Titles and Headings..................................................................14

         Section 6.12.     Conflicting Agreements...............................................................14

         Section 6.13.     Disputes.............................................................................14

         Section 6.14.     Adjustments for Stock Splits and Recapitalizations...................................14

SCHEDULE 1.1(a) INSILICON CONTRACTS..............................................................................1

SCHEDULE 2.1(f) EQUIPMENT AND OTHER ASSETS.......................................................................1

SCHEDULE 2.1(g) INTELLECTUAL PROPERTY............................................................................1

SCHEDULE 2.1(j) INDUSTRY ASSOCIATIONS............................................................................1

SCHEDULE 2.4(a) SPECIFIED INTELLECTUAL PROPERTY..................................................................1

                             CONTRIBUTION AGREEMENT

         This Contribution Agreement (this "Agreement") is entered into effective as of November 30, 1999 by and between Phoenix Technologies Ltd., a Delaware corporation ("Phoenix"), and inSilicon Corporation, a Delaware corporation and a wholly owned subsidiary of Phoenix ("inSilicon").

                                    RECITALS

         WHEREAS, the Board of Directors of Phoenix has determined that it is in the best interests of Phoenix and inSilicon to separate the Business from Phoenix's other operations; and

         WHEREAS, in furtherance of the foregoing, it is appropriate and desirable to transfer the Semiconductor Intellectual Property Assets to inSilicon and to cause inSilicon to assume the Semiconductor Intellectual Property Liabilities, all as more fully described in this Agreement (such transfer of assets and assumption of liabilities are hereinafter referred to as the "Separation");

         WHEREAS, it is appropriate and desirable to set forth the principal corporate transactions required to effect the Separation.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         Section 1.1. DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

         "ACTION" means any claim, suit, arbitration, inquiry, proceeding or investigation by or before any court, governmental or regulatory or administrative agency or commission or any other tribunal or other Governmental Authority.

         "AFFILIATE" of any specified Person means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such specified Person.

         "AGREEMENT" has the meaning set forth in the preamble hereof, as such agreement may be amended and supplemented from time to time in accordance with its terms.

         "ANCILLARY AGREEMENTS" means the IPO Agreement and the Services and Cost-Sharing Agreement and each of the following agreements between Phoenix and inSilicon dated as of November 30, 1999, as the same may be amended from time to time: the Tax-Sharing Agreement, the Employee Matters Agreement and the Registration Rights Agreement and Technology Distributor Agreement.

         "BUSINESS" means the business and operations of Phoenix engaged in the development and licensing of semiconductor intellectual property cores, silicon subsystems, firmware stacks and drivers and test environments, simulation models and verification systems related thereto, as well as service, maintenance and customizations of same.

         "COMMON STOCK" means the common stock, par value $0.001 per share, of inSilicon.

         "CONSENTS" means any consents, waivers or approvals from, or notification requirements to, any third parties.

         "CONTRACTS" means any contract, agreement, lease, license, sales order, purchase order, instrument or other commitment that is binding on any Person or any part of its property under applicable law.

         "GAAP" shall have the meaning set forth in Section 6.10(a).

          "GOVERNMENTAL AUTHORITY" means any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

         "INSILICON" has the meaning set forth in the preamble of this Agreement.

         "INSILICON BALANCE SHEET" means the audited balance sheet of inSilicon, including the notes thereto, as of September 30, 1999.

         "INSILICON CAPITAL STOCK" means any shares of or securities convertible into or exercisable for any shares of any class of capital stock of inSilicon.

         "INSILICON CONTRACTS" means the following Contracts related to the Business to which Phoenix or any of its Affiliates is a party or by which it or any of its Affiliates or their respective assets is bound, whether or not in writing, including but not limited to:

         (a)      all Contracts listed or described on Schedule 1.1(a);

         (b) any Contracts entered into in the name of, or expressly on behalf of, inSilicon (including its former names, RaviCad, Virtual Chips, Sand, Award (as related to the IFG group of Award), and semiconductor IP Group); and

         (c) any guarantee, indemnity, representation, warranty or other Liability of inSilicon or Phoenix in respect of any other inSilicon Contract, any Semiconductor Intellectual Property Liability or the Business.

          "INTELLECTUAL PROPERTY" means (a) inventions, whether or not patentable, whether or not reduced to practice or whether or not yet made the subject of a pending patent application or applications or draft applications
(b) ideas and conceptions of potentially patentable subject matter, including, without limitation, any patent disclosures invention disclosures, whether or not reduced to practice and whether or not yet made the subject of a pending patent application or applications, (c) national (including the United States) and multinational statutory invention registrations, patents, patent registrations and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations and all patents issuing thereon) and all rights therein provided by multinational treaties or conventions and all improvements to the inventions disclosed in each such registration, patent or application, (d) trademarks, service marks, trade dress, logos, trade names domain names, web addresses and corporate names, whether or not registered, including all common law rights, and registrations and applications for registration thereof, including, but not limited to, all marks registered in the United States Patent and Trademark Office, the Trademark Offices of the States and Territories of the United States of America, and the Trademark offices of other nations throughout the world, and all rights therein provided by multinational treaties or conventions, (e) copyrights (registered existing commerce or otherwise) and registrations and applications for registration thereof, and all rights therein provided by multinational treaties or conventions, (f) moral rights (including, without limitation, rights of paternity and integrity), and waivers of such rights by others, (g) computer software, including, without limitation, source code, object code, programming notes, operating systems and specifications, data, data bases, files, documentation and other materials related thereto, data and documentation, (h) trade secrets and confidential, technical or business information (including ideas, formulas, systems, methodologies, compositions, inventions, and conceptions of inventions whether patentable or unpatentable and whether or not reduced to practice), (i) whether or not confidential, technology (including know-how and show-how), manufacturing, production, design and verification processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (j) copies and tangible embodiments of all the foregoing, in whatever form or medium, (k) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights, and all other intelectual property rights anywhere in the world, and (l) all rights to sue and recover and retain damages and costs and attorneys' fees for present and past infringement of any of the Intellectual Property rights hereinabove set out.

         "IPO AGREEMENT" means that certain Initial Public Offering Agreement between inSilicon and Phoenix dated as of November 30, 1999, as the same may be amended from time to time.

         "IPO DATE" means the date of the closing of the first qualified IPO.

         "LIABILITIES" means any and all claims, charges, debts, demands, Actions, causes of Action, suits, damages, obligations, payments, costs and expenses, accounts, bonds, indemnities and similar obligations, covenants, Contracts, agreements, promises, guarantees and other liabilities, including all contractual obligations, whether absolute or contingent, matured or not matured, liquidated or unliquidated, accrued or not accrued, known or unknown, whenever arising, and including those arising under any law, rule, regulation, Action, threatened or contemplated Action (including the costs and expenses of demands, assessments, judgments, settlements and compromises relating thereto), order or consent decree of any Governmental Authority or any award of any arbitrator or mediator of any kind, and those arising under any contract, commitment or undertaking, including those arising under this Agreement, whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person.

          "NOTICE" has the meaning set forth in Section 4.2.

          "PERSON" means an individual, a general or limited partnership, a corporation, a trust, a joint venture, an unincorporated organization, a limited liability company, any other entity and any Governmental Authority.

         "PHOENIX" has the meaning set forth in the preamble of this Agreement.

         "PHOENIX GROUP" means Phoenix and each Person (other than inSilicon and its subsidiaries) that is an Affiliate of Phoenix immediately after the Separation Date.

          "QUALIFIED IPO" means a firm commitment underwritten public offering by inSilicon of shares of its Common Stock pursuant to a registration statement under the Securities Act, the public offering price of which is not less than $7.50 per share (appropriately adjusted for any stock split, dividend, combination or other recapitalization after the date hereof and which results in aggregate cash proceeds to inSilicon of $10 million.

          "SECURITIES" means the Series A Preferred Stock, the Warrant and the Common Stock issuable upon conversion or exercise thereof.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor statute.

         "SEMICONDUCTOR INTELLECTUAL PROPERTY ASSETS" has the meaning set forth in Section 2.1(a).

         "SEMICONDUCTOR INTELLECTUAL PROPERTY LIABILITIES" has the meaning set forth in Section 2.2.

         "SEPARATION" has the meaning specified in the second recital of this Agreement.

         "SEPARATION DATE" means November 30, 1999.

         "SERIES A PREFERRED STOCK" means the Series Preferred Stock, par value $.001 per share, of inSilicon.

         "SERVICES AND COST-SHARING AGREEMENT" means that certain Services and Cost-Sharing Agreement between inSilicon and Phoenix dated as of November 30, 1999, as the same may be amended from time to time.

         "SHORTFALL AMOUNT" has the meaning set forth in Section 5.1.

         "SHORTFALL REQUEST" has the meaning set forth in Section 5.1.

         "WARRANT" means the warrant to purchase shares of Common Stock in the form set forth on Exhibit A.

         Unless otherwise specified, any reference to any "subsidiary" or "subsidiaries" of Phoenix shall not include inSilicon.

         Section 1.2. INTERNAL REFERENCES. Unless the context indicates otherwise, references to Articles, Sections and paragraphs shall refer to the corresponding articles, sections and paragraphs in this Agreement and references to the parties shall mean the parties to this Agreement.

                                 ARTICLE II

                          CONTRIBUTION OF ASSETS AND
            ASSUMPTION OF LIABILITIES; ISSUANCE OF INSILICON SHARES

         Section 2.1. CONTRIBUTION OF ASSETS. Phoenix hereby assigns, transfers, conveys and delivers to inSilicon as of the Separation Date, and agrees to cause each of its subsidiaries to assign, transfer, convey and deliver to inSilicon as of the Separation Date, and inSilicon hereby accepts from Phoenix and such subsidiaries as of the Separation Date, all of Phoenix's and such subsidiaries' respective right, title and interest in or under the following assets primarily related to the Business (the "Semiconductor Intellectual Property Assets"):

         (a) all assets reflected in the inSilicon Balance Sheet as "Assets" of inSilicon, subject to any dispositions of such assets after the date of the inSilicon Balance Sheet;

         (b) all assets that have been written off, expensed or fully depreciated that, had they not been written off, expensed or fully depreciated, would have been reflected in the inSilicon Balance Sheet in accordance with the principles and accounting policies under which the inSilicon Balance Sheet was prepared; and

         (c) all assets acquired by Phoenix or its subsidiaries after the date of the inSilicon Balance Sheet that would have been reflected in the consolidated balance sheet of inSilicon as of the Separation Date if such consolidated balance sheet was prepared using the same principles and accounting policies under which the inSilicon Balance Sheet was prepared; and

         (d) all assets that are used primarily by the Business at the Separation Date but are not reflected in the inSilicon Balance Sheet due to mistake or unintentional omission; PROVIDED, HOWEVER, that no such asset shall be a Semiconductor Intellectual Property Asset unless inSilicon has, on or before the first anniversary of the IPO Date, given notice that such asset is a Semiconductor Intellectual Property Asset and thereafter cooperate for transfer of those assets agreed to as being assets related to the Business;

         (e)      the inSilicon Contracts;

         (f) the equipment and other assets used primarily by employees of Phoenix that will become employees of inSilicon in connection with the Separation, a list of which is set forth in Schedule 2.1(f).

         (g)      the Intellectual Property set forth on Schedule 2.1(g);

         (h) the right to use all corporate documentation, license agreements and forms necessary to conduct the Business that are owned by Phoenix on the date hereof ;

         (i) Services and costs to inSilicon under the Services and Cost-Sharing Agreement for the month of December 1999 equal to the lesser of the amount that would otherwise be due and payable thereunder and $550,000; and

         (j) Phoenix's membership's in the industry associations listed on Schedule 2.1(j).

         Section 2.2. ASSIGNMENT AND ASSUMPTION OF LIABILITIES. inSilicon hereby assumes and agrees as of the Separation Date faithfully to pay, perform and fulfill all obligations under the following in accordance with their respective terms (the "SEMICONDUCTOR INTELLECTUAL PROPERTY
LIABILITIES"):

         (a) all Liabilities reflected as "Liabilities" or obligations of inSilicon in the inSilicon Balance Sheet, subject to any discharge of such Liabilities after the date of the inSilicon Balance Sheet.

         (b) all Liabilities of Phoenix or its subsidiaries that arise after the date of the inSilicon Balance Sheet that would be reflected in the consolidated balance sheet of inSilicon as of the Separation Date if such consolidated balance sheet was prepared using the same principles and accounting policies under which the inSilicon Balance Sheet was prepared;

         (c) all Liabilities that are related primarily to the Business at the Separation Date but are not reflected in the inSilicon Balance Sheet due to mistake or unintentional omission; PROVIDED, HOWEVER, that no such Liability shall be a Semiconductor Intellectual Property Liability unless Phoenix, on or before the first anniversary of the IPO Date, has given inSilicon notice that such Liability is a Semiconductor Intellectual Property Liability;

         (d) except as may be explicitly provided in an Ancillary Agreement, all Liabilities whether arising before, on or after the Separation Date, primarily related to, arising out of or resulting from:

                  (i) the operation of the Business, as conducted at any time prior to, on or after the Separation Date (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person's authority));

                  (ii) the operation of any business conducted directly or indirectly by inSilicon at any time after the Separation Date (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person's authority));

                  (iii)    the Semiconductor Intellectual Property Assets; or

                  (iv) the acquisition of Sand Microelectronics, Inc., including, but not limited to those related to, arising out of or resulting from the Agreement and Plan of Reorganization dated as of September 17, 1998 by and among Phoenix Technologies Ltd., Phoenix SubCorp., Sand Microelectronics Inc. and Babu Chilukuri, Anand Naidu and Ajit Deora, the agreements referred to therein and the retention bonus program established in connection therewith.

         Section 2.3. TRANSFERS NOT EFFECTED ON OR PRIOR TO THE SEPARATION DATE. To the extent any transfers contemplated by this Article II shall not have been fully effected on or before the Separation Date, Phoenix and inSilicon shall cooperate to effect such transfers as promptly as possible following the Separation Date. Nothing herein shall be deemed to require the transfer of any assets or the assignment or assumption of any Liabilities that by their terms or by operation of law cannot be so transferred, assigned or assumed; PROVIDED, HOWEVER, that any such asset shall be deemed a Semiconductor Intellectual Property Asset for purposes of determining whether any Liability is a inSilicon Liability or any benefit received related to the Business and should be held for the benefit of inSilicon; and PROVIDED, FURTHER, that Phoenix and inSilicon and their respective Affiliates shall cooperate in seeking to obtain any necessary Consents for the transfer of all assets and the assignment or assumption of all Liabilities as contemplated by this Article II. In the event that any transfer of assets or assignment or assumption of Liabilities contemplated by this Article II has not been consummated effective as of the Separation Date, (a) the party retaining such assets shall thereafter hold such assets in trust for the use and benefit of the party entitled thereto (at the expense of the party entitled thereto); and (b) the party retaining such Liabilities shall thereafter hold such Liabilities for the account of the party assuming such Liability or to whom such Liability is to be assigned pursuant hereto (at the expense of the party assuming such Liability or to whom such Liability is to be assigned), and in each such case shall take such other actions as it may be commercially reasonable for the Person to whom such asset is to be transferred to request in order to place such Person, insofar as reasonably possible, in the same position as if such asset had been transferred as contemplated hereby and so that all the benefits and burdens relating to such Semiconductor Intellectual Property Assets (or such Non-Semiconductor Intellectual Property Assets, as the case may be), including possession, use, revenue, risk of loss, potential for gain, and dominion, control and command over such assets, are to inure from and after the Separation Date to inSilicon (or the Phoenix Group, as the case may be). As and when any such asset or Liability becomes transferable, assignable or assumable, as the case may be, such transfer, assignment or assumption, as the case may be, shall be effected forthwith. Phoenix and inSilicon agree that, as of the Separation Date, each party hereto shall be deemed to have acquired complete and sole beneficial ownership over all of the assets, together with all of the rights, powers and privileges incidental thereto, that such party is entitled to acquire pursuant to the terms of this Agreement.

         Section 2.4. NO REPRESENTATIONS OR WARRANTIES; CONSENTS. (a) Each of the parties hereto understands and agrees that no party hereto is, in this Agreement representing or warranting in any way as to the value or freedom from encumbrance of, or any other matter concerning, any assets of such party, or as to the legal sufficiency to convey title to an asset transferred pursuant to this Agreement, including, without limitation, any conveyancing or assumption instruments. It is also agreed and understood that there are no warranties whatsoever, express or implied, given by either party to this Agreement, as to the condition, quality, merchantability or fitness of any of the assets, businesses or other rights transferred or retained by the parties, as the case may be, and all such assets, businesses and other rights shall be "as is, where is" and "with all faults" (provided that the absence of warranties given by the parties shall not negate the allocation of Liabilities under this Agreement and shall have no effect on any manufacturers, sellers, or other third party warranties that are intended to be transferred with such assets), and inSilicon shall bear the economic and legal risks that any conveyance shall prove to be insufficient to vest in it good and marketable title, free and clear of any security interest, pledge, lien, charge, claim, option, right to acquire, covenant, condition, restriction on transfer or other encumbrance of any nature whatsoever. Notwithstanding the foregoing, Phoenix represents and warrants to inSilicon that it has good and marketable title to the Intellectual Property listed on Schedule 2.4(a).

         (b) Each party hereto understands and agrees that no party hereto is, in this Agreement or any other agreement or document contemplated by this Agreement or otherwise, representing or warranting in any way that the obtaining of any Consents, the execution and delivery of any amendatory agreements and the taking of any filings or applications contemplated by this Agreement will satisfy the provisions of any or all applicable laws or judgments or other instruments or agreements relating to such assets.

         Notwithstanding the foregoing, the parties shall use commercially reasonable efforts in the United States (and best efforts in jurisdictions outside the United States) to obtain all Consents (including such Consents as may be required by any Governmental Authority). The parties shall also use commercially reasonable efforts to make all filings and applications contemplated by this Agreement, and shall take all such further actions as shall be deemed reasonably necessary to preserve for each of Phoenix and inSilicon, to the greatest extent reasonably feasible, consistent with this Agreement, the economic and operational benefits of the allocation of assets and liabilities provided for in this Agreement.

         Section 2.5. DOCUMENTS RELATING TO TRANSFER OF ASSETS AND ASSIGNMENT AND ASSUMPTION OF LIABILITIES. In connection with the transfer of the Semiconductor Intellectual Property Assets pursuant to Section 2.1 of this Agreement and the assignment and assumption of the Semiconductor Intellectual Property Liabilities pursuant to Section 2.2 of this Agreement, simultaneously with the execution and delivery hereof or as promptly as practicable thereafter, (a) Phoenix shall execute and deliver such bills of sale, deeds, stock powers, certificates of title, assignments of Contracts and other instruments or transfer, conveyance and assignment as and to the extent necessary to evidence the transfer, conveyance and assignment of all of Phoenix's right, title and interest in and to the Semiconductor Intellectual Property Assets to inSilicon and (b) inSilicon shall execute and deliver to Phoenix such bills of sale, certificates of title, assumptions of Contracts and other instruments or assumption as may be necessary to evidence the valid and effective assumption of the Semiconductor Intellectual Property Liabilities by inSilicon.

         Section 2.6. ISSUANCE OF INSILICON SHARES. As of the Separation Date, in consideration of the transfer of the Semiconductor Intellectual Property Assets, inSilicon shall, in addition to assuming the Semiconductor Intellectual Property Liabilities, issue and deliver to Phoenix 10,400,000 shares of Series A Preferred Stock and the Warrant.

                                 ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

         Section 3.1. REPRESENTATIONS AND WARRANTIES OF INSILICON. inSilicon hereby represents and warrants to Phoenix that:

         (a) The Series A Preferred Stock that is being issued to Phoenix in connection with this Agreement will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable federal and state securities laws.

         (b) The Warrant will be a valid and binding obligation of inSilicon enforceable against inSilicon in accordance with its terms and free of restrictions on transfer other than restrictions under applicable federal and state securities laws.

         (c) The Series A Preferred Stock and the Warrant will be issued in compliance with all applicable federal and state securities laws.

         (d) The Common Stock issuable upon conversion of the Series A Preferred Stock and exercise of the Warrant has been duly and validly reserved for issuance, and upon issuance in accordance with the terms of the Amended and Restated Certificate of Incorporation of inSilicon, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable federal and state securities laws and will be issued in compliance with all applicable federal and state securities laws.

         Section 3.2. REPRESENTATIONS AND WARRANTIES OF PHOENIX; LEGENDS. (a) Phoenix hereby represents and warrants to inSilicon that:

                  (i) The Securities to be acquired by Phoenix will be acquired for investment for Phoenix's own account, and not with a view to the resale or distribution of any part thereof, and that Phoenix has no present intention of selling, granting any participation in, or otherwise distributing the same in a manner contrary to applicable laws.

                  (ii) The Securities have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Phoenix's representations as expressed herein. Phoenix understands that the Securities are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, Phoenix must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.

         (b) LEGENDS. Phoenix understands that the Securities and any securities issued in respect of or exchange for the Securities, may bear one or all of the following legends:

                  (i) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE
         OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO INSILICON THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

                  (ii) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

                                  ARTICLE IV

                             RIGHT OF FIRST OFFER

         Section 4.1. GRANT OF RIGHT OF FIRST OFFER. Subject to the terms and conditions specified in this Article IV, inSilicon hereby grants to Phoenix a right of first offer with respect to future sales by inSilicon of inSilicon Capital Stock. As long as Phoenix owns 50,000 shares of Series A Preferred Stock (or the Common Stock issued upon conversion thereof) Phoenix may designate as purchasers under such right itself or its Affiliates in such proportions as it deems appropriate.

         Section 4.2. TERMS OF OFFER AND PURCHASE. Each time inSilicon proposes to offer any shares of inSilicon Capital Stock, inSilicon shall first make an offering of such inSilicon Capital Stock to Phoenix in accordance with the following provisions:

         (a) inSilicon shall deliver a notice (the "Notice") to Phoenix stating (i) its bona fide intention to offer such inSilicon Capital Stock,
(ii) the number of shares of such inSilicon Capital Stock to be offered, and
(iii) the price and terms, if any, upon which it proposes to offer such inSilicon Capital Stock.

         (b) Within fifteen (15) calendar days after delivery of the Notice, Phoenix may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such inSilicon Capital Stock which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by Phoenix bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all options, warrants and convertible or exercisable securities). Such purchase shall be completed at the same closing as that of any third party purchasers or at an additional closing thereunder.

         (c) inSilicon may, during the forty five (45)-day period following the expiration of the period provided in Section 4.2(b) hereof, offer the remaining unsubscribed portion of the inSilicon Capital Stock to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If inSilicon does not enter into a Memorandum of Understanding ("MOU") for the sale of the inSilicon Capital Stock within such period, or if such agreement is not consummated within sixty (60) days following the execution

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

of the MOU, the right provided hereunder shall be deemed to be revived and such Stock shall not be offered unless first reoffered to Phoenix in accordance herewith.

         (d) The right of first offer in this Article IV shall not be applicable (i) to the issuance or sale of 2,700,000 shares of Common Stock (or options therefor) to employees, consultants or directors pursuant to the 1999 Employee Stock Option Plan approved by the Board of Directors; (ii) to the issuance of securities in connection with a bona fide business acquisition of or by inSilicon, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise; (iii) to the issuance of securities to financial institutions or lessors in connection with commercial credit arrangements, equipment financings, or similar transactions; (iv) to the shares issued upon the conversion of the Series A Preferred Stock; (v) to the securities issued pursuant to or after consummation of a Qualified IPO;
(vi) to the issuance of securities pursuant to the Warrant; or (vii) to securities issued pursuant to stock splits, stock dividends or similar transactions.

                                  ARTICLE V

                                 BRIDGE LOAN

         Section 5.1. REQUEST FOR ADVANCE. If from time to time prior to a Qualified IPO, the Liabilities of inSilicon then due and payable shall exceed its cash and cash equivalents (as determined under GAAP), inSilicon may require Phoenix to provide to inSilicon up to an amount of cash equal to the amount by which such Liabilities exceed such cash and cash equivalents (a "Shortfall Amount") by delivering a request therefor to Phoenix (a "Shortfall Request").

         Section 5.2. ADVANCES BY INSILICON. Within two (2) business days after delivery of a Shortfall Request, Phoenix shall deposit or cause to be deposited into an account designated by inSilicon the Shortfall Amount set forth in the Shortfall Request in immediately available funds.

         Section 5.3. INTEREST. Amounts advanced by Phoenix under Section 5.2 shall bear interest at the rate of 8% per annum, computed from the date of deposit in the applicable inSilicon account to the date of repayment to Phoenix.

         Section 5.4. REPAYMENT. The principal amounts advanced by Phoenix under Section 5.2 and/or interest thereon under Section 5.3 may be paid by inSilicon to Phoenix at any time and from time to time, in whole or in part; PROVIDED, THAT, all principal and interest that remains outstanding as of the date of the closing of a Qualified IPO shall become due and payable to Phoenix concurrent with the closing of the Qualified IPO.

                                  ARTICLE VI

                                 MISCELLANEOUS

         Section 6.1. EXPENSES. All costs and expenses of third parties incurred by Phoenix and all costs and expenses incurred by inSilicon in connection with the interpretation, execution, delivery and implementation of this Agreement and with the consummation of the transactions contemplated by this Agreement shall be paid by inSilicon.

         Section 6.2. NOTICES. All notices and communications under this Agreement shall be in writing and any communication or delivery hereunder shall be deemed to have been duly given when received addressed as follows:

         If to Phoenix, to:

                  411 East Plumeria Drive
                  San Jose, CA 94134
                  Attn:  General Counsel

         If to inSilicon, to:

                  411 East Plumeria Drive
                  San Jose, CA 94134
                  Attn: General Counsel

         Any party may, by written notice so delivered to the other party, change the address to which delivery of any notice shall thereafter be made.

         Section 6.3. AMENDMENT AND WAIVER. This Agreement may not be altered or amended, nor may rights hereunder be waived, except by an instrument in writing executed by the party or parties to be charged with such amendment or waiver. No waiver of any terms, provision or condition of or failure to exercise or delay in exercising any rights or remedies under this Agreement, in any one or more instances shall be deemed to be, or construed as, a further or continuing waiver of any such term, provision, condition, right or remedy or as a waiver of any other term, provision or condition of this Agreement. Notwithstanding the foregoing, this Agreement may not be altered or amended, nor may rights hereunder be waived by inSilicon after the closing of a Qualified IPO without the affirmative vote or written consent of a majority of the directors of inSilicon who are not Affiliates of Phoenix.

         Section 6.4. COUNTERPARTS. This Agreement may be executed in counterparts each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same Agreement.

         Section 6.5. GOVERNING LAW. This Agreement shall be construed in accordance with, and governed by, the laws of the State of California, without regard to the conflicts of law rules of such state.

         Section 6.6. ENTIRE AGREEMENT. This Agreement including the schedules and the other agreements referenced specifically in this Agreement constitute the entire understanding of the parties with respect to the subject matter of this Agreement, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter.

         Section 6.7. PARTIES IN INTEREST. Neither of the parties hereto may assign its rights or delegate any of its duties under this Agreement without the prior written consent of each other party which shall not be unreasonably withheld. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. Nothing contained in this Agreement, express or implied, is intended to confer any benefits, rights or remedies upon any Person other than Phoenix and inSilicon.

         Section 6.8. EXHIBITS AND SCHEDULES. The Exhibits and Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

         Section 6.9. LEGAL ENFORCEABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any party hereto, each party hereto acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable.

         Section 6.10. COVENANTS OF INSILICON. For as long as Phoenix owns 50,000 shares of Series A Preferred Stock (or shares of Common Stock onto which such Series A Preferred Stock is converted) but not after the date of a Qualified IPO, inSilicon shall deliver to Phoenix:

         (a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of inSilicon, an income statement for such fiscal year, a balance sheet of inSilicon and statement of stockholder's equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by an independent public accounting firm of nationally recognized standing selected by inSilicon;

         (b) within thirty (30) days of the end of each month and each quarter, an unaudited income statement and a statement of cash flows and balance sheet for and as of the end of such quarter or month, as the case may be, in reasonable detail;

         (c) as soon as practicable, but in any event thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, and, as soon as prepared, any other budgets or revised budgets prepared by inSilicon; and

         (d) with respect to the financial statements called for in subsection (b), an instrument executed by the Chief Financial Officer or President of the Corporation and certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of inSilicon and its results of operation for the period specified, subject to year-end audit adjustment, provided that the foregoing shall not restrict the right of inSilicon to change its accounting principles consistent with GAAP, if the Board of Directors determines that it is in the best interest of inSilicon to do so.

         Section 6.11. TITLES AND HEADINGS. Titles and headings to Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         Section 6.12. CONFLICTING AGREEMENTS. In the event of conflict between this Agreement and any Ancillary Agreement executed in connection herewith, the provisions of the Ancillary Agreement and shall prevail.

         Section 6.13. DISPUTES. All disputes arising out of, related to or resulting from this Agreement, including the interpretation hereof shall be resolved in accordance with the procedures set forth in the IPO Agreement.

         Section 6.14. ADJUSTMENTS FOR STOCK SPLITS AND RECAPITALIZATIONS. Notwithstanding the other provisions of this Agreement, all references to numbers of shares of the Common Stock and Series A Preferred Stock provided in Article IV and Section 6.10 shall be deemed automatically amended to give effect to any stock split, stock dividend recapitalization or similar transactions that occur after the issuance of the Series A Preferred Stock and the Warrant.

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

                                       PHOENIX TECHNOLOGIES LTD.



                                       By:         /s/ Linda Moore
                                          ------------------------------------
                                       Name: Linda V. Moore
                                       Title: VP, General Counsel & Secretary

                                       INSILICON CORPORATION

                                       By:        /s/ David J. Power
                                          ------------------------------------
                                       Name: David J. Power
                                       Title: Vice President, General Counsel

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